UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 3/17/11

STAR SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2011, Star Scientific, Inc. (the “Company”), through its Board of Directors (“Board”), elected Richard L. Sharp to serve as an independent director on the Board.

Mr. Sharp brings executive and business expertise, including a diversified background in manufacturing and retail companies, to the Board. Mr. Sharp has served on the Board of Directors of Crocs, Inc., a designer, manufacturer, distributor, worldwide marketer and brand manager of footwear and accessories for men, women and children and is currently on a leave of absence from the Crocs, Inc. Board for personal reasons. From 1982 to 2002, Mr. Sharp served in various positions with Circuit City Stores, Inc., a retailer of consumer electronics. He was Chief Executive Officer from 1986 to 2000 and Chairman of the Board from 1994 to 2002. Mr. Sharp served as Chairman and Chief Executive Officer of CarMax, Inc., the nation’s largest specialty retailer of used cars and light trucks, from 1994 to 2000 and Chairman from October 2002 to June 2007. In 1992, he was a founding investor of Flextronics International (“Flextronics”), a NASDAQ-listed (Nasdaq: FLEX) leading Electronics Manufacturing Services (EMS) provider. He served as a director of Flextronics from 1993 to October 2008 and as Chairman of the Board from January 2003 to January 2006.

In connection with his initial appointment to the Board, Mr. Sharp was granted 50,000 options to purchase the Company’s common stock, par value $0.0001 per share, under the Company’s 2008 Incentive Award Plan. The options vest over the course of two years from the date of grant. Mr. Sharp will receive cash compensation for his service on the Board in accordance with the Company’s compensation arrangements for independent directors. A description of the Company’s compensation arrangements for independent directors is set forth in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2011.

There are no arrangements or understandings between Mr. Sharp and any other persons pursuant to which Mr. Sharp was selected as a director of the Company.

Mr. Sharp has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On March 17, 2011, Leo S. Tonkin, a member of the Board since 1998, announced his retirement from the Board effective the same date. Mr. Tonkin, who until his retirement, served on the Audit, Compensation and Nominating and Governance Committees of the Board, had been the Company’s longest serving Board member, having acted as an independent director for the past 12 years. In announcing his retirement form the Board, Mr. Tonkin noted that his resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: March 23, 2011	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer